UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 20, 2015

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 20, 2015, Synaptics Incorporated (the “Company”) entered into a Commitment Increase Agreement and First Amendment to Credit Agreement (the “First Amendment”) with Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), and each of the lenders party thereto, which amends the Credit Agreement dated September 30, 2014 (the “Credit Agreement”), among the Company, the lenders party thereto and the Administrative Agent.

Pursuant to the First Amendment, the Company exercised its right under the Credit Agreement to request a $100,000,000 increase to the aggregate revolving credit commitment thereunder, for total aggregate revolving credit commitment of $250,000,000, and the lenders under the Credit Agreement agreed to provide such increased revolving credit commitments pursuant to the terms of the First Amendment.

The First Amendment also amends the Credit Agreement by (i) reducing commitment fee rates set forth in the definition of Applicable Margin; (ii) providing that the Company may, from time to time, request incremental increases from the lenders in the aggregate revolving and term commitments by an amount not exceeding $100,000,000, such increases in addition to the increase provided by the First Amendment; and (iii) making certain other administrative changes, all as set forth in the First Amendment.

Borrowings under the Credit Agreement will continue to bear interest at a variable interest rate based on LIBOR or a Base Rate, in each case plus the Applicable Margin. The Applicable Margin is based on the Company’s consolidated total leverage ratio pursuant to a pricing grid set forth in the Credit Agreement.

Item 2.02.	Results of Operations and Financial Condition.

The Company is furnishing this Current Report on Form 8-K in connection with the disclosure of information, in the form of a press release released on October 22, 2015 and attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K (including Exhibit 99.1) is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration document or other document filed by the Company.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The text included with this Current Report on Form 8-K is available on the Company’s website located at www.synaptics.com, although the Company reserves the right to discontinue that availability at any time.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Form 8-K regarding the First Amendment to the Credit Agreement is incorporated herein by reference.

Item 8.01	Other Events.

On October 22, 2015, the Company also announced in its press release that the Board of Directors of the Company increased its stock repurchase program by $200 million for a total available authorization of $273 million, and extended the Company’s stock repurchase program until October 2017. The stock repurchase program authorizes the Company to purchase up to an additional $273 million of its common stock in the open market or in privately negotiated transactions, depending upon market conditions and other factors, through October 2017. The number of shares purchased and the timing of purchases is based on the level of the Company’s cash balances, general business and market conditions, and other factors, including alternative investment opportunities, and does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit

99.1	Press release from Synaptics Incorporated, dated October 22, 2015, entitled “Synaptics Reports Results for First Quarter Fiscal 2016”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: October 22, 2015	By:	/s/ Wajid Ali
Wajid Ali
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release from Synaptics Incorporated, dated October 22, 2015, entitled “Synaptics Reports Results for First Quarter Fiscal 2016”